SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): March 17, 2000


                             UNION BANKSHARES, LTD.
             (Exact name of registrant as specified in its charter)



          DELAWARE                    0-21078                84-0986148
(State or other jurisdiction        (Commission            (IRS Employee
      of incorporation)            File Number)         Identification No.)


            1825 Lawrence Street
                  Suite 444
              DENVER, COLORADO                                80202
  (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (303) 298-5352


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ITEM 5.  OTHER EVENTS.

         On March 17, 2000, Union Bankshares, Ltd. ("Company"), Gold Banc Corporation, Inc. ("Gold Banc") and Gold Banc Acquisition Corporation VIII, Inc. ("Merger Sub") entered into a Mutual Termination pursuant to which the Agreement and Plan of Reorganization dated as of August 9, 1999 among the Company, Gold Banc and Merger Sub was terminated effective immediately. A copy of the Mutual Termination and joint press release are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

         On March 17, 2000, the Company also announced that its Board of Directors authorized the re-purchase of up to 200,000 shares of the Company's common stock. The Company plans to purchase stock on the open market or through negotiated or block transactions from time to time based upon market and business conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         10.1 Mutual Termination dated as of March 17, 2000 by and among the Company, Gold Banc Corporation, Inc. and Gold Banc Acquisition Corporation VIII, Inc.

         99.1     Joint press release dated March 17, 2000


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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  UNION BANKSHARES, LTD.
                                  (Registrant)


Date:  March 17, 2000          By:  /s/ Bruce E. Hall
                                     -------------------------------------------
                               Name:  Bruce E. Hall
                               Title: Vice President, Secretary and Treasurer


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

                                  EXHIBIT INDEX

Exhibit
   No.            Description
-------           -----------

  10.1 Mutual Termination dated as of March 17, 2000 by and among the Company, Gold Banc Corporation, Inc. and Gold Banc Acquisition Corporation VIII, Inc.

  99.1            Joint press release dated March 17, 2000


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